UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lloyds Banking Group plc

(Exact name of registrant as specified in its charter)

United Kingdom (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

25 Gresham Street London EC2V 7HN United Kingdom (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

0.695% Senior Notes due 2024 1.627% Senior Notes due 2027	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-231902

Securities to be registered pursuant to Section 12(g) of the Act:  None.

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, the prospectus supplement dated March 4, 2021 (the “Prospectus Supplement”) to a base prospectus dated June 3, 2019 (the “Prospectus”) relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 3 through 11 of the Prospectus, and “Description of the Senior Notes” on pages S-22 through S-31 and “Certain U.K. and U.S. Federal Tax Consequences” on pages S-32 through S-35 of the Prospectus Supplement.

Item 2.  Exhibits

4.1	Senior Debt Securities Indenture between Lloyds Banking Group plc, as issuer, and The Bank of New York Mellon acting through its London branch, as trustee, dated as of July 6, 2010 (incorporated herein by reference from Exhibit 4.1 to the Form 8-A12B filed with the Commission on July 16, 2010).
4.2	Thirteenth Supplemental Indenture to the Senior Debt Securities Indenture between Lloyds Banking Group plc, as issuer, and The Bank of New York Mellon acting through its London Branch, as trustee, dated as of March 11, 2021 (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on March 11, 2021).
4.3	Form of Global Note for the 0.695% Senior Notes due 2024.
4.4	Form of Global Note for the 1.627% Senior Notes due 2027.
99.1	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-231902) and Rule 424(b) filed with the Commission on June 3, 2019 and March 4, 2021, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereto duly authorized.

Lloyds Banking Group plc

/s/ Peter Green

Name: Peter Green

Title: Authorised Signatory

March 11, 2021